EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Annual Report (Form 10-K) of The Eastern Company for the year ended December 31, 2011 of our reports dated March 12, 2012 included in its Registration Statements on Form S-8 (Nos. 333-21349, 333-21351, 333-45315, 333-62196, 333-115109 and 333-169169) relating to the financial statements and financial statement schedules and internal controls for the three years ended December 31, 2011 listed in the accompanying index.

/s/ Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut
March 12, 2012

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